                                                                       EXHIBIT 2

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                             GREATER BAY BANCORP,

                          PACIFIC RIM BANCORPORATION

                                      AND

                     THE LEO K.W. LUM PRB REVOCABLE TRUST


                               February 24, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
AGREEMENT AND PLAN OF REORGANIZATION                                           1

ARTICLE I  DEFINITIONS.....................................................    1
           -----------
     "Affiliate" of, or a person "Affiliated"..............................    1
     "Agreement of Merger".................................................    2
     "Average Closing Price"...............................................    2
     "Banks"...............................................................    2
     "Benefit Arrangements"................................................    2
     "BHC Act".............................................................    2
     "Business Day"........................................................    2
     "C&L".................................................................    2
     "CFC".................................................................    2
     "CGCL"................................................................    2
     "Classified Credits"..................................................    2
     "Closing".............................................................    2
     "Closing Date"........................................................    2
     "CNB".................................................................    2
     "Code"................................................................    2
     "Commissioner"........................................................    2
     "Competing Transaction"...............................................    2
     "Comptroller".........................................................    2
     "Conversion Ratio"....................................................    2
     "Covered Party".......................................................    3
     "DFI".................................................................    3
     "Effective Time of the Merger"........................................    3
     "Employee Plans"......................................................    3
     "Encumbrance".........................................................    3
     "Environmental Regulations"...........................................    3
     "ERISA"...............................................................    3
     "Escrow Agent"........................................................    3
     "Escrow Agreement"....................................................    3
     "Exchange Act"........................................................    3
     "Exchange Agent"......................................................    3
     "FDIC"................................................................    3
     "Financial Statements of GBB".........................................    3
     "Financial Statements of PRB".........................................    3
     "FRB".................................................................    3
     "GAAP"................................................................    4
     "GBB".................................................................    4

     "GBB Conflicts and Consents List"...................................... 4
     "GBB Filings".......................................................... 4
     "GBB 401(k) Plan"...................................................... 4
     "GBB Litigation List".................................................. 4
     "GBB Operating Loss List".............................................. 4
     "GBB Stock"............................................................ 4
     "GBB Stock Option Plan"................................................ 4
     "GBB Supplied Information"............................................. 4
     "GBB Undisclosed Liabilities List"..................................... 4
     "Golden"............................................................... 4
     "Golden 401(k) Plan"................................................... 4
     "Governmental Entity".................................................. 4
     "Hazardous Materials".................................................. 4
     "Immediate Family"..................................................... 4
     "Investment Security".................................................. 4
     "IRS".................................................................. 4
     "Lum Non-Compete Agreement"............................................ 4
     "Material Adverse Effect".............................................. 5
     "Merger"............................................................... 5
     "MPB".................................................................. 5
     "New Certificates"..................................................... 5
     "Old Certificates"..................................................... 5
     "Operating Loss"....................................................... 5
     "PBC".................................................................. 5
     "Peat Marwick"......................................................... 5
     "PRB".................................................................. 5
     "PRB Book Value"....................................................... 5
     "PRB Conflicts and Consents List"...................................... 5
     "PRB Contract List".................................................... 5
     "PRB Employee Plan List"............................................... 5
     "PRB Environmental Compliance List".................................... 5
     "PRB Filings".......................................................... 5
     "PRB Indemnification List"............................................. 5
     "PRB Insurance List"................................................... 5
     "PRB Investment Securities List"....................................... 5
     "PRB List"............................................................. 6
     "PRB Litigation List".................................................. 6
     "PRB Loan List"........................................................ 6
     "PRB Offices List"..................................................... 6
     "PRB Operating Losses List"............................................ 6
     "PRB Personal Property List"........................................... 6
     "PRB Real Property List"............................................... 6
     "PRB Stock"............................................................ 6
     "PRB Supplied Information"............................................. 6

     "PRB Tax List".........................................................  6
     "PRB Undisclosed Liabilities List".....................................  6
     "Person"...............................................................  6
     "Registration Rights Agreement"........................................  6
     "Related Group of Persons".............................................  6
     "Scheduled Contracts"..................................................  6
     "SEC"..................................................................  6
     "Securities Act".......................................................  6
     "Shareholder's Agreement"..............................................  6
     "Special Termination Right"............................................  6
     "Surviving Corporation"................................................  6
     "Tanks"................................................................  7
     "Takeover Proposal"....................................................  7
     Top-Up Option..........................................................  7
     "Understanding"........................................................  7
     "Woolwine Non-Compete Agreement".......................................  7

ARTICLE II   TERMS OF MERGER................................................  7
             ---------------
     2.1     Effect of Merger and Surviving Corporation.....................  7
     2.2     Stock of PRB...................................................  7
     2.3     Conversion of PRB Common Stock.................................  8
     2.4     Effect on GBB Stock............................................  8
     2.5     Fractional Shares..............................................  8
     2.6     Exchange Procedures............................................  9
     2.7     Directors of Surviving Corporation and Golden.................. 10
     2.8     Executive Officers of Surviving Corporation and Golden......... 10

ARTICLE III  THE CLOSING.................................................... 10
             -----------
     3.1     Closing Date................................................... 10
     3.2     Execution of Agreements........................................ 10
     3.3     Further Assurances............................................. 11

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PRB.......................... 11
             -------------------------------------
     4.1     Incorporation, Standing and Power.............................. 11
     4.2     Capitalization................................................. 11
     4.3     Subsidiaries................................................... 12
     4.4     Financial Statements........................................... 12
     4.5     Reports and Filings............................................ 12
     4.6     Authority of PRB............................................... 13
     4.7     Insurance...................................................... 13
     4.8     Personal Property.............................................. 13
     4.9     Real Estate.................................................... 14
     4.10    Litigation..................................................... 14
     4.11    Taxes.......................................................... 14

     4.12    Compliance with Laws and Regulations........................... 15
     4.13    Performance of Obligations..................................... 17
     4.14    Employees...................................................... 17
     4.15    Brokers and Finders............................................ 17
     4.16    Material Contracts............................................. 17
     4.17    Certain Material Changes....................................... 19
     4.18    Licenses and Permits........................................... 20
     4.19    Undisclosed Liabilities........................................ 20
     4.20    Employee Benefit Plans......................................... 20
     4.21    Corporate Records.............................................. 22
     4.22    Accounting Records............................................. 22
     4.23    Offices and ATMs............................................... 22
     4.24    Operating Losses............................................... 22
     4.25    Loan Portfolio................................................. 23
     4.26    Investment Securities.......................................... 23
     4.27    Power of Attorney.............................................. 23
     4.28    Facts Affecting Regulatory Approvals........................... 23
     4.29    Accounting and Tax Matters..................................... 23
     4.30    Indemnification................................................ 23
     4.31    Community Reinvestment Act..................................... 23
     4.32    Derivative Transactions........................................ 24
     4.33    Trust Administration........................................... 24
     4.34    Disclosure Documents and Applications.......................... 24
     4.35    Accuracy and Currentness of Information Furnished.............. 24

ARTICLE V    ADDITIONAL REPRESENTATIONS AND WARRANTIES
             -----------------------------------------
             OF THE SHAREHOLDER............................................. 24
             ------------------
     5.1     Investment Representations and Covenants of the Shareholder.... 25
     5.2     Legend......................................................... 25
     5.3     Authorization.................................................. 25
     5.4     Reliance....................................................... 26

ARTICLE VI   REPRESENTATIONS AND WARRANTIES OF GBB.......................... 26
             -------------------------------------
     6.1     Incorporation, Standing and Power.............................. 26
     6.2     Capitalization................................................. 26
     6.3     Financial Statements........................................... 26
     6.4     Reports and Filings............................................ 27
     6.5     Authority...................................................... 27
     6.6     Subsidiaries................................................... 28
     6.7     Brokers and Finders............................................ 28
     6.8     Certain Material Changes....................................... 28
     6.9     Licenses and Permits........................................... 28
     6.10    Corporate Records.............................................. 29
     6.11    Accounting Records............................................. 29

     6.12    Facts Affecting Regulatory Approvals............................................. 29
     6.13    Accounting and Tax Matters....................................................... 29
     6.14    Litigation....................................................................... 29
     6.15    Operating Losses................................................................. 29
     6.16    Undisclosed Liabilities.......................................................... 29
     6.17    Disclosure Documents and Applications............................................ 30
     6.18    Accuracy and Currentness of Information Furnished................................ 30

ARTICLE VII  COVENANTS OF PRB AND THE SHAREHOLDER
             ------------------------------------
             PENDING EFFECTIVE TIME OF THE MERGER............................................. 30
             ------------------------------------
     7.1     Limitation on PRB's Conduct Prior to Effective Time of the Merger................ 30
     7.2     Affirmative Conduct of PRB Prior to Effective Time of the Merger................. 33
     7.3     Access to Information............................................................ 35
     7.4     Review by Accountants............................................................ 36
     7.5     Filings.......................................................................... 36
     7.6     Notices; Reports................................................................. 36
     7.7     Certain Loans and Other Extensions of Credit..................................... 37
     7.8     Applications..................................................................... 37
     7.9     Reserved......................................................................... 37
     7.10    D&O Coverage..................................................................... 37
     7.11    Removal of Conditions............................................................ 38

ARTICLE VIII COVENANTS OF GBB PENDING EFFECTIVE TIME OF THE  MERGER........................... 38
             ------------------------------------------------------
     8.1     Limitation on GBB's Conduct Prior to Effective Time of the Merger................ 38
     8.2     Affirmative Conduct of GBB Prior to Effective Time of the Merger................. 38
     8.3     Access to Information............................................................ 39
     8.4     Filings.......................................................................... 39
     8.5     Applications..................................................................... 40
     8.6     Blue Sky......................................................................... 40
     8.7     Notices; Reports................................................................. 40
     8.8     Removal of Conditions............................................................ 40
     8.9     Reservation, Issuance and Registration of GBB Stock.............................. 40
     8.10    Indemnification of PRB and Golden Directors and Officers......................... 40
     8.11    Takeover Proposals............................................................... 42
     8.12    Financial Statements............................................................. 42
     8.13    NASDAQ Listing................................................................... 43

ARTICLE IX   ADDITIONAL COVENANTS............................................................. 43
             --------------------
     9.1     Best Efforts..................................................................... 43
     9.2     Public Announcements............................................................. 43
     9.3     Appointment of Directors......................................................... 43

ARTICLE X    CONDITIONS PRECEDENT TO THE MERGER............................................... 43
             ----------------------------------
     10.1    Shareholder Approval............................................................. 43

     10.2     No Judgments or Orders.......................................................... 44
     10.3     Regulatory Approvals............................................................ 44
     10.4     Pooling-of-Interests............................................................ 44
     10.5     Tax Opinion..................................................................... 44
     10.6     Escrow Agreement................................................................ 44

ARTICLE XI    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PRB
              ----------------------------------------------
              AND THE SHAREHOLDER............................................................. 45
              -------------------
     11.1     Legal Opinion................................................................... 45
     11.2     Representations and Warranties; Performance of Covenants........................ 45
     11.3     Authorization of Merger......................................................... 45
     11.4     Absence of Certain Changes...................................................... 45
     11.5     Officers' Certificate........................................................... 45
     11.6     Appointment of Directors........................................................ 46
     11.7     Registration Rights Agreement................................................... 46

ARTICLE XII   CONDITIONS PRECEDENT TO OBLIGATIONS OF GBB...................................... 46
              ------------------------------------------
     12.1     Legal Opinion................................................................... 46
     12.2     Representations and Warranties; Performance of Covenants........................ 46
     12.3     Authorization of Merger......................................................... 46
     12.4     Third Party Consents............................................................ 46
     12.5     Absence of Certain Changes...................................................... 47
     12.6     Officers' Certificate........................................................... 47
     12.7     Shareholder's Certificate....................................................... 47
     12.8     Shareholder's Agreement......................................................... 47
     12.9     Non-Compete Agreements.......................................................... 47
     12.10    PRB Book Value, Deferred Tax Valuation Allowance and
              Golden Loan Loss Reserve........................................................ 47

ARTICLE XIII  EMPLOYEE BENEFITS............................................................... 47
              -----------------
     13.1     Merger of 401(k) Plans.......................................................... 47
     13.2     Other PRB and Golden Employee Benefit Plans..................................... 48

ARTICLE XIV   TERMINATION..................................................................... 48
              -----------
     14.1     Termination..................................................................... 48
     14.2     Termination Date................................................................ 49
     14.3     Effect of Termination........................................................... 49
     14.4     Force Majeure................................................................... 49
     14.5     Special GBB Rights of Termination............................................... 50

ARTICLE XV    MISCELLANEOUS................................................................... 50
              -------------
     15.1     Expenses........................................................................ 50
     15.2     Competing Transaction Fee....................................................... 51
     15.3     Notices......................................................................... 51

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
     15.4     Successors and Assigns.......................................................... 52
     15.5     Counterparts.................................................................... 52
     15.6     Effect of Representations and Warranties........................................ 53
     15.7     Third Parties................................................................... 53
     15.8     Lists; Exhibits; Integration.................................................... 53
     15.9     Knowledge....................................................................... 53
     15.10    Governing Law................................................................... 53
     15.11    Captions........................................................................ 53
     15.12    Severability.................................................................... 53
     15.13    Waiver and Modification; Amendment.............................................. 53
     15.14    Attorneys' Fees................................................................. 54

EXHIBIT LIST

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

          THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 24th day of February, 1998, by and among GREATER BAY BANCORP, a California corporation ("GBB"), PACIFIC RIM BANCORPORATION, a California Corporation ("PRB") and the LEO K.W. LUM PRB REVOCABLE TRUST (the "Shareholder).

          WHEREAS, the Boards of Directors of GBB and PRB deem advisable and in the best interests of their respective shareholders the merger of PRB with and into GBB (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (GBB, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

          WHEREAS, the Boards of Directors of GBB and PRB have approved the Merger pursuant to this Agreement and pursuant to the Agreement of Merger by and between GBB and PRB (the "Agreement of Merger"), in substantially the form of Exhibit A attached hereto, pursuant to which PRB will merge with and into GBB
---------
and each outstanding share of PRB common stock, no par value ("PRB Stock"), will be converted into the right to receive a specified amount of GBB common stock, no par value ("GBB Stock"), upon the terms and subject to the conditions set forth herein;

          WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended; and

          WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

          NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

          "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

          "Agreement of Merger" means the Agreement of Merger substantially in the form attached hereto as Exhibit A.
                            ---------

          "Average Closing Price" means the average of the daily closing price of a share of GBB Stock reported on the Nasdaq National Market System during the 10 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time of the Merger.

          "Banks" means CNB, MPB and PBC.

          "Benefit Arrangements" has the meaning set forth in Section 4.20(b).

          "BHC Act" means the Bank Holding Company Act of 1956, as amended.

          "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

          "C&L" means Coopers & Lybrand LLP, GBB's independent accountants.

          "CFC" means the California Financial Code.

          "CGCL" means the California General Corporation Law.

          "Classified Credits" has the meaning set forth in Section 7.7.

          "Closing" means the consummation of the Merger provided for in Article II of this Agreement on the Closing Date (as defined herein) at the offices of Greater Bay Bancorp, 2860 West Bayshore Road, Palo Alto, California, or at such other place as the parties may agree upon.

          "Closing Date" means the date which is the first Friday which follows the last to occur of: (i) the receipt of all permits, authorizations, approvals and consents specified in Section 10.3 hereof; and (ii) the expiration of all applicable waiting periods required by law.

          "CNB" means Cupertino National Bank & Trust, a national banking association and wholly-owned subsidiary of GBB.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commissioner" means the Commissioner of the Department of Financial Institutions of the State of California.

          "Competing Transaction" has the meaning set forth in Section 7.1(n).

          "Comptroller" means the Comptroller of the Currency.

          "Conversion Ratio" has the meaning set forth in Section 2.3(a).

          "Covered Party" has the meaning set forth in Section 4.30.

          "DFI" means the Department of Financial Institutions of the State of California.

          "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California.

          "Employee Plans" has the meaning set forth in Section 4.20(a).

          "Encumbrance" means any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

          "Environmental Regulations" has the meaning set forth in Section 4.12(b).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" means the entity selected by GBB and the Shareholder to initially serve as the escrow agent under the Escrow Agreement.

          "Escrow Agreement" means the agreement, dated as of the Closing Date, by and among GBB, the Shareholder and the Escrow Agent, substantially in the form of Exhibit B.
        ---------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Agent" means U.S. Stock Transfer Corporation or such other exchange agent appointed by GBB and acceptable to PRB and the Shareholder to effect the exchange contemplated by Article II hereof.

          "FDIC" means the Federal Deposit Insurance Corporation

          "Financial Statements of GBB" means the audited consolidated financial statements of GBB consisting of the consolidated statements of condition as of December 31, 1993, 1994, 1995, and 1996, the related consolidated statements of income, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended.

          "Financial Statements of PRB" means the audited consolidated financial statements of PRB consisting of the consolidated statements of condition as of December 31, 1993, 1994, 1995 and 1996 the related statements of operations, shareholder's equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended.

          "FRB" means the Board of Governors of the Federal Reserve System.

          "GAAP" means generally accepted accounting principles as used in the United States as in effect at the time any applicable financial statements were prepared.

          "GBB" means Greater Bay Bancorp, a California corporation.

          "GBB Conflicts and Consents List" has the meaning set forth in Section 6.5.

          "GBB Filings" has the meaning set forth in Section 6.4.

          "GBB 401(k) Plan" means the Greater Bay Bancorp 401(k) Profit Sharing Plan.

          "GBB Litigation List" has the meaning set forth in Section 6.14.

          "GBB Operating Loss List" has the meaning set forth in Section 6.15.

          "GBB Stock" means the common stock, no par value, of GBB.

          "GBB Stock Option Plan" means the Greater Bay Bancorp 1996 Stock Option Plan, as amended.

          "GBB Supplied Information" has the meaning set forth in Section 6.17.

          "GBB Undisclosed Liabilities List" has the meaning set forth in
Section 6.16.

          "Golden" means Golden Gate Bank, a California chartered nonmember bank and wholly-owned subsidiary of PRB.

          "Golden 401(k) Plan" means the Golden Gate Bank Profit Sharing Plan.

          "Governmental Entity" means any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other similar administrative authority or instrumentality.

          "Hazardous Materials" has the meaning set forth in Section 4.12(b).

          "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

          "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

          "IRS" means the Internal Revenue Service.

          "Lum Non-Compete Agreement" means the agreement, dated as of the Closing Date, by and between GBB and Leo K.W. Lum, substantially in the form of Exhibit C.
---------

          "Material Adverse Effect" means when used in connection with GBB, PRB or their respective subsidiaries, as the case may be, any condition, change or effect that, individually or when taken together with all other such conditions, changes or effects that existed or occurred prior to the date of determination of the existence or occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, assets (including intangible assets), financial condition or results of operations of GBB or PRB and their respective subsidiaries, taken as a whole, as applicable.

          "Merger" means the merger of PRB with and into GBB pursuant to this Agreement and the Agreement of Merger.

          "MPB" means Mid-Peninsula Bank, a California chartered Federal Reserve member bank and wholly-owned subsidiary of GBB.

          "New Certificates" has the meaning set forth in Section 2.6(b).

          "Old Certificates" has the meaning set forth in Section 2.6(b).

          "Operating Loss" has the meaning set forth in Section 4.24.

          "PBC" means Peninsula Bank of Commerce, a California chartered nonmember bank and wholly-owned subsidiary of GBB.

          "Peat Marwick" means KPMG Peat Marwick LLP, PRB's independent accountants.

          "PRB" means Pacific Rim Bancorporation, a California corporation.

          "PRB Book Value" means PRB's shareholder's equity as reflected on the financial statements to be provided by PRB to GBB pursuant to Section 12.10.

          "PRB Conflicts and Consents List" has the meaning set forth in
Section 4.6.

          "PRB Contract List" has the meaning set forth in Section 4.16.

          "PRB Employee Plan List" has the meaning set forth in Section 4.20.

          "PRB Environmental Compliance List" has the meaning set forth in
Section 4.12.

          "PRB Filings" has the meaning set forth in Section 4.5.

          "PRB Indemnification List" has the meaning set forth in Section 4.30.

          "PRB Insurance List" has the meaning set forth in Section 4.7.

          "PRB Investment Securities List" has the meaning set forth in Section 4.26.

          "PRB List" means any list required to be furnished by PRB to GBB herewith.

          "PRB Litigation List" has the meaning set forth in Section 4.10.

          "PRB Loan List" has the meaning set forth in Section 4.25.

          "PRB Offices List" has the meaning set forth in Section 4.23.

          "PRB Operating Losses List" has the meaning set forth in Section
4.24.

          "PRB Personal Property List" has the meaning set forth in Section
4.8.

          "PRB Real Property List" has the meaning set forth in Section 4.9.

          "PRB Stock" means the common stock, no par value, of PRB.

          "PRB Supplied Information" has the meaning set forth in Section 4.34.

          "PRB Tax List" has the meaning set forth in Section 4.11.

          "PRB Undisclosed Liabilities List" has the meaning set forth in
Section 4.19.

          "Person" means any individual, corporation, association, partnership, trust, joint venture, other entity or unincorporated body.

          "Registration Rights Agreement" means the registration rights agreement, dated as of the Closing Date, by and between GBB and the Shareholder, substantially in the form of Exhibit D.
                             ---------

          "Related Group of Persons" means Affiliates, members of an Immediate Family or other Persons deemed to be a group as defined in Section 13(d)(3) of the Exchange Act.

           "Scheduled Contracts" has the meaning set forth in Section 4.16.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shareholder's Agreement" means the shareholder's agreement, dated as of the date hereof, by and between GBB and the Shareholder, substantially in the form of Exhibit E.
        ---------

          "Special Termination Right" has the meaning set forth in Section 14.5.

          "Surviving Corporation" means the California corporation created by the Merger of PRB with and into GBB.

          "Tanks" has the meaning set forth in Section 4.12(b).

          "Takeover Proposal" means any written inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 50% or more of the assets of GBB or of 50% or more of any class of equity securities of GBB or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of equity securities of GBB, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving GBB, other than the transactions contemplated by this Agreement.

          "Top-Up Option" means, in the event that the Average Closing Price is less than $48.00, the right of GBB to elect to issue that number of shares of GBB Stock equal to the quotient obtained by dividing $26,880,000 by the Average Closing Price.

          "Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

          "Woolwine Non-Compete Agreement" means the agreement, dated as of the Closing Date, by and between GBB and James R. Woolwine, substantially in the form of Exhibit F.
        ---------



                                  ARTICLE II

                                TERMS OF MERGER
                                ---------------

          2.1  Effect of Merger and Surviving Corporation.  At the Effective
               ------------------------------------------
Time of the Merger, PRB will be merged with and into GBB pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, at the Effective Time of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of PRB and GBB as they exist at the Effective Time of the Merger shall be vested in and be held and enjoyed by the Surviving

Corporation, without further act or deed, and all the interests of every kind of PRB and GBB, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of PRB and GBB and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either PRB or GBB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of PRB and GBB shall be preserved unimpaired and all debts, liabilities and duties of PRB and GBB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          2.2  Stock of PRB.  Subject to Section 2.5, each share of common
               ------------
stock, no par value, of PRB issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of PRB or the Shareholder, be automatically canceled and cease to be an issued and outstanding share of PRB Stock and shall be converted into shares of the Surviving Corporation on the basis set forth herein.

          2.3  Conversion of PRB Common Stock.  (a)  At the Effective Time of
               ------------------------------
the Merger, pursuant to the Agreement of Merger, all of the shares of PRB Stock shall be converted into shares of GBB Stock on the following basis (the "Conversion Ratio"):

                    (i) If the Average Closing Price is $48.00, 560,000 shares of GBB Stock.

                    (ii) If the Average Closing Price is between $48.00 and $54.00, a number of shares of GBB Stock equal to 560,000 minus the product of
(a) 5,000 multiplied by (b) the Average Closing Price minus $48.00.

                    (iii) If the Average Closing Price is $54.00, 530,000 shares of GBB Stock.

                    (iv) If the Average Closing Price is greater than $54.00, a number of shares of GBB Stock equal to the quotient obtained by dividing: (a) the sum of (i) $28,620,000 plus (ii) the product of (x) 212,000 times (y) the difference between the Average Closing Price and $54.00; by (b) the Average Closing Price.

                    (v) If the Average Closing Price is less than $48.00, and GBB elects to exercise the Top-Up Option, a number of shares of GBB Stock equal to the quotient obtained by dividing $26,880,000 by the Average Closing Price. If, however, GBB does not elect to exercise the Top-Up Option, PRB may terminate the Agreement pursuant to Section 14.1(h) or may proceed with the Merger, in which case the Conversion Ratio will be 560,000 shares of GBB Stock.

               (b) If, prior to the Effective Time of the Merger, GBB shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the GBB Stock, or make a distribution on the GBB Stock in any security convertible into GBB Stock, as of a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments (rounded to two digits to the right of the decimal point) will be made to the Conversion Ratio.

          2.4  Effect on GBB Stock.  On the Effective Time of the Merger, each
               -------------------
outstanding share of GBB Stock shall remain an outstanding share of GBB Stock and shall not be converted or otherwise affected by the Merger.

          2.5  Fractional Shares.  No fractional shares of GBB Stock shall be
               -----------------
issued in the Merger. In lieu thereof, the Shareholder shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (a) the Average Closing Price times (b) the fraction of the share of GBB Stock to which the Shareholder would otherwise be entitled. The Shareholder shall not be entitled to dividends or other rights in respect of any such fraction.

          2.6  Exchange Procedures.
               -------------------

               (a) As of the Effective Time of the Merger, GBB shall have deposited with the Exchange Agent for the benefit of the Shareholder, for exchange in accordance with this Section 2.6 through the Exchange Agent, certificates representing the shares of GBB Stock issuable pursuant to Section
2.3 in exchange for shares of PRB Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of GBB Stock which would otherwise be payable in connection with Section 2.3 hereof but for the operation of Section
2.5 of this Agreement.

               (b) Upon surrender for cancellation by the Shareholder to the Exchange Agent of one or more certificates for shares of PRB Stock ("Old Certificates"), accompanied by stock powers duly endorsed in blank, the Exchange Agent shall, promptly after the Effective Time of the Merger, deliver (i) to the Escrow Agent, the number of shares of GBB Stock required to be deposited pursuant to the Escrow Agreement; and (ii) to the Shareholder, in exchange for such surrendered Old Certificates, new certificates representing the appropriate number of shares of GBB Stock to which the Shareholder is entitled pursuant to this Agreement ("New Certificates"), together with a check for payment of cash in lieu of fractional interests. Until surrendered as contemplated by this
Section 2.6, each Old Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the New Certificate representing shares of GBB Stock and cash in lieu of any fractional interests as contemplated by Section 2.5.

               (c) No dividends or other distributions that are declared or made on GBB Stock will be paid to the Shareholder until the Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or distributions, from and after the Effective Time of the Merger, will be paid to the Shareholder in accordance with the terms of such GBB Stock, but without interest thereon.

               (d) All shares of GBB Stock issued upon the surrender for exchange of PRB Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of PRB Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of PRB Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Old Certificates are presented to GBB for any reason, they shall be canceled and exchanged as provided in this Agreement.

               (e) No transfer taxes shall be payable by the Shareholder in respect of the issuance of New Certificates, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered shall have been registered, it shall be a condition of such issuance that the Person requesting such issuance shall properly endorse the certificate or certificates and shall pay to GBB any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of GBB that such taxes have been paid or are not payable.

               (f) Any GBB Stock (other than shares delivered in accordance with the Escrow Agreement) or cash delivered to the Exchange Agent (together with any interest or profits earned thereon) and not issued pursuant to this
Article II at the end of three months from the Effective Time of the Merger shall be returned to GBB.

               (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of GBB Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of GBB Stock for the account of the Persons entitled thereto.

          2.7  Directors of Surviving Corporation and Golden.  Immediately after
               ---------------------------------------------
the Effective Time of the Merger (i) the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of GBB immediately prior to the Effective Time of the Merger and Leo K.W. Lum; and (ii) the Board of Directors of Golden shall be comprised of the persons serving as directors of Golden immediately prior to the Effective Time of the Merger and Duncan L. Matteson and David L. Kalkbrenner or such other persons designated by GBB and reasonably acceptable to Golden. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. For a period of one year from the Closing Date, persons serving as directors of Golden shall be entitled to receive director and committee member fees and benefits in a manner consistent with Golden's and PRB's current practice, but in an aggregate amount not to exceed $150,000. Thereafter, such persons shall receive fees and benefits in a manner consistent with the fees and benefits paid to directors of GBB's other subsidiary banks.

          2.8  Executive Officers of Surviving Corporation and Golden.
               ------------------------------------------------------
Immediately after the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as the executive officers of GBB immediately prior to the Effective Time of the Merger. Immediately after the Effective Time of the Merger and subject to execution and delivery to GBB of the Woolwine Non-Compete Agreement, James R. Woolwine shall continue to serve in his present capacity as an executive officer of Golden. Subject to execution and delivery to GBB of the Lum Non-Compete Agreement, Leo K.W. Lum shall continue to serve as Executive Chairman of Golden after the Effective Time of the Merger.


                                  ARTICLE III

                                  THE CLOSING
                                  -----------

          3.1  Closing Date.  The Closing shall take place on the Closing Date.
               ------------

          3.2  Execution of Agreements.  As soon as practicable after execution
               -----------------------
of this Agreement, the Agreement of Merger together with all other agreements and documents necessary to consummate the transactions described herein shall be executed by GBB, PRB and the Shareholder, as applicable. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State of the State of California as required by applicable law and regulations.

          3.3  Further Assurances.  At the Closing, the parties hereto shall
               ------------------
deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.


                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PRB AND THE SHAREHOLDER
           ---------------------------------------------------------

          PRB and the Shareholder, jointly and severally, represent and warrant to GBB as follows (all of the representations and warranties of the Shareholder, other than those in Sections 4.1, 4.2, 4.3, 4.23, 4.31, 4.32 and 4.33, are made solely to the knowledge of the Shareholder):

          4.1  Incorporation, Standing and Power.  PRB has been duly organized,
               ---------------------------------
is validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. Golden is a California state chartered bank duly organized, validly existing and in good standing and is authorized by the DFI to conduct a general banking business. Golden's deposits are insured by the FDIC in the manner and to the extent provided by law. Each of PRB and Golden has all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective business as presently conducted. Neither the scope of the business of PRB or Golden nor the location of any of their respective properties requires that either PRB or Golden be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a Material Adverse Effect. PRB has furnished to GBB true and correct copies of its and Golden's articles of incorporation and bylaws, as amended, and in effect as of the date hereof.

          4.2  Capitalization.
               --------------

               (a) As of the date of this Agreement, the authorized capital stock of PRB consists of 4,000,000 shares, of which 1,000,000 are Class A Common Stock, no par value, 2,000,000 are Class B Common Stock, no par value, and 1,000,000 are preferred stock. As of the date of this Agreement, 100,000 shares of Class A Common Stock are outstanding. All of the outstanding shares are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by the Shareholder. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of PRB Stock, and there are no outstanding shares of preferred stock, nor any securities convertible into such stock, and PRB is not obligated to issue any additional shares of its common stock, preferred stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock.

               (b) As of the date of this Agreement, the authorized capital stock of Golden consists of 5,000,000 shares of common stock, of which 308 shares are outstanding and owned of record and beneficially by PRB. All of the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and Golden is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock.

          4.3  Subsidiaries.   Other than Golden, PRB does not own, directly or
               ------------
indirectly (except as pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any corporation, partnership, joint venture or other entity.

          4.4  Financial Statements.  PRB has previously furnished to GBB a copy
               --------------------
of the Financial Statements of PRB. The Financial Statements of PRB: (a) present fairly the consolidated financial condition of PRB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; and
(b) have been prepared in accordance with GAAP consistently applied (except as otherwise indicated therein).

          4.5  Reports and Filings.  Since December 31, 1994, each of PRB and
               -------------------
Golden has filed all reports, returns, registrations and statements (such reports and filings referred to as "PRB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FRB, (b) the FDIC, (c) the DFI and (d) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a Material Adverse Effect. Except as disclosed in the PRB Filings, no adverse administrative actions have been taken or orders issued in connection with such PRB Filings. As of their respective dates, each of such PRB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such PRB Filings that was intended to present the financial position, results of operations or cash flows of PRB on a consolidated basis fairly presented the financial position, results of operations or cash flows of PRB on a consolidated basis and was prepared in accordance with GAAP or banking regulations consistently applied, except as stated therein, during the periods involved. PRB has furnished GBB with true and correct copies of all PRB Filings filed by PRB since December 31, 1994.

          4.6  Authority of PRB.  The execution and delivery by PRB of this
               ----------------
Agreement and of the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of PRB, and assuming the accuracy of the representations contained in Section 6.5 hereof, this Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of PRB enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by PRB to GBB (the "PRB Conflicts and Consents List"), neither the execution and delivery by PRB of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by PRB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its or Golden's articles of incorporation, as amended, or bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which PRB or Golden is a party, or by which PRB or Golden or any of their respective properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of PRB or Golden; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PRB or Golden or any of their respective properties or assets. Except as set forth in the PRB Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of PRB or Golden, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by PRB of this Agreement, the Agreement of Merger or the consummation by PRB of the Merger or the transactions contemplated hereby or thereby, except (i) such approvals as may be required by the FDIC, the FRB, the OCC and the DFI; and (ii) the filing of the Agreement of Merger with the Secretary of State.

          4.7  Insurance.  Each of PRB and Golden has policies of insurance with
               ---------
respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies are in full force and effect. Except as set forth in a list furnished by PRB to GBB (the "PRB Insurance List"), no insurer under any such policy has canceled or indicated an intention to cancel or not to renew any such policy or generally disclaimed liability thereunder. Except as set forth in the PRB Insurance List, neither PRB nor Golden is in default under any such policy and all material claims thereunder have been filed in a timely fashion. Set forth in the PRB Insurance List is a list of all policies of insurance carried and owned by either PRB or Golden showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been furnished to GBB a copy of each such policy of insurance.

          4.8  Personal Property.  Each of PRB and Golden has good and
               -----------------
marketable title to all its material properties and assets reflected on the PRB Financial Statements as of December 31, 1997 or acquired after that date, other than real property, owned or stated to be owned by PRB or Golden, free and clear of all Encumbrances except as disposed of in the ordinary course of business or:
(a) as set forth in the Financial Statements of PRB; (b) for Encumbrances for current taxes and assessments not yet due and payable; (c) for Encumbrances incurred in the ordinary course of business, including pledges to secure deposits and other liens incurred in the ordinary course of the banking business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of PRB; or (e) as set forth in a list furnished by PRB to GBB (the "PRB Personal Property List.")

          4.9  Real Estate.  PRB has furnished GBB a list of real property,
               -----------
including leaseholds and all other interests in real property (other than security interests), owned by PRB or Golden (the "PRB Real Property List") as of December 31, 1994 or acquired after that date. With respect to real property interests presently owned by PRB or Golden, each of PRB and Golden has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in such real property. Either PRB or Golden has good and marketable title to such real property, and valid leasehold interests in the leaseholds, described in the PRB Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for Encumbrances of public record; (d) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described in the PRB Real Property List. PRB has furnished GBB with true and correct copies of all leases included in the PRB Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the PRB Real Property List.

          4.10 Litigation.  Except as set forth in the PRB Filings or in a list
               ----------
furnished by PRB to GBB (the "PRB Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to PRB's knowledge threatened, against PRB or Golden or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of PRB or Golden which, if adversely determined, would have a Material Adverse Effect. Also, except as disclosed in the PRB Filings or in the PRB Litigation List, there are no material judgments, decrees, stipulations or orders against PRB or Golden or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

          4.11  Taxes.  Each of PRB and Golden has filed all federal and foreign
                -----
income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax and other tax returns required to be filed and has paid all taxes, together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established. Neither PRB nor Golden has filed a consent pursuant to Section 341(f) of the Code. The tax and audit positions taken by PRB and Golden in connection with the tax returns described in the first sentence of this paragraph were reasonable in all material respects and were asserted in good faith. Each of PRB and Golden has filed all required payroll tax returns, has fulfilled all tax withholding obligations and has paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing. Adequate provision has been made in the books and records of PRB and Golden and, to the extent required by GAAP, reflected in the Financial Statements of PRB, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state and local taxes for the periods covered by such financial statements and for all prior periods. PRB has furnished GBB a list (the "PRB Tax List") of the federal tax returns of PRB and Golden, as applicable, which have been duly filed with the IRS on or after December 31, 1992, and the foreign, state or local tax returns of PRB and Golden, as applicable, which have been duly filed with the appropriate taxing authority on or after December 31, 1992. The PRB Tax List also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from PRB or Golden and lists each tax case of PRB or Golden currently pending in audit, at the administrative appeals level or in litigation. The PRB Tax List further lists the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to PRB or Golden within the last twelve (12) months. Except as set forth in the PRB List, neither the IRS nor any foreign, state or local taxing authority has, during the past three years, examined or is in the process of examining any federal, foreign, state or local tax returns of PRB or Golden. To the knowledge of PRB, neither the IRS nor any foreign, state or local taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on the PRB Tax List.

          4.12  Compliance with Laws and Regulations.
                ------------------------------------

                (a) Neither PRB nor Golden is in default under or in breach of any provision its articles of incorporation, as amended, or bylaws, as amended, or law, ordinance, rule or regulation promulgated by any Governmental Entity, where such default or breach would have a Material Adverse Effect.

                (b) The representations and warranties in this Section 4.12(b) apply only to matters which would have a Material Adverse Effect. Without limiting Section 4.12(a), to the best of PRB's knowledge and except as set forth on a list furnished by PRB to GBB (the "PRB Environmental Compliance List") (i) each of PRB and Golden is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about PRB Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from PRB Property; (iv) neither PRB nor Golden has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; (v) neither PRB, Golden nor any of their Affiliates has been an "operator" of any PRB Property for purposes of establishing liability under the Environmental Regulations; and (vi) without limiting Section 4.10 or the foregoing representations and warranties contained in clauses (i) through (v), as of the date of this Agreement, there is no claim, action, suit or proceeding, or notice thereof, before any Governmental Entity pending against PRB or Golden or concerning property securing PRB loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting PRB Property or property securing PRB or Golden loans, relating to the foregoing representations
(i) - (v), in each case the noncompliance with which, or the presence of which would have a Material Adverse Effect. For purposes of this Section 4.12(b), the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all Governmental Entities and all applicable judicial, administrative and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "PRB Property" shall mean real estate currently owned, leased or otherwise used by PRB, or in which PRB has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by PRB in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the

Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C.
Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1 of the California Health and Safety Code and/or
Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls
(PCBs), asbestos or urea formaldehyde foam insulation. Except as otherwise provided in this Agreement and subject to their obligations under Section 15.9, this Section 4.12 shall not be deemed to require PRB or Golden to conduct or require investigations of properties which are covered by this Section 4.12(b).

                (c) PRB has provided to GBB phase I environmental assessments with respect to each interest in real property set forth on the PRB Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of PRB or Golden. The PRB Real Property list shall disclose each such property as to which such an assessment has not been prepared on behalf of PRB or Golden.

          4.13  Performance of Obligations.  Each of PRB and Golden has
                --------------------------
performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a Material Adverse Effect. Except for loans and leases made by PRB or Golden in the ordinary course of business, to PRB's knowledge, no party with whom PRB or Golden has an agreement that is of material importance to the business of PRB is in default thereunder.

          4.14  Employees.  There are no controversies pending or threatened
                ---------
between either PRB or Golden and any of its employees that are likely to have a Material Adverse Effect. Neither PRB nor Golden is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

          4.15  Brokers and Finders. Except for the obligation to Hoefer &
                -------------------
Arnett Incorporated as set forth in a letter agreement dated February 24, 1998, a copy of which has been furnished to GBB, PRB is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

          4.16  Material Contracts.  Except as set forth in a list furnished by
                ------------------
PRB to GBB (the "PRB Contract List") hereto (all items listed or required to be listed in such PRB Contract List being referred to herein as "Scheduled Contracts"), neither PRB nor Golden is a party or otherwise subject to:

                (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of PRB or Golden and is not terminable by PRB or Golden within one year without penalty or (ii) requires payment by PRB or Golden of $25,000 or more per annum;

                (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by PRB or Golden of $25,000 or more per annum;

                (c) any contract or agreement that restricts PRB or Golden (or would restrict any Affiliate of PRB or Golden or the Surviving Corporation (including GBB and its subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

                (d) any lease of real or personal property providing for annual lease payments by or to PRB or Golden in excess of $25,000 per annum other than
(A) financing leases entered into in the ordinary course of business in which PRB or Golden is lessor and (B) leases of real property presently used by PRB as banking offices;

                (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of PRB or Golden (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $25,000 or more;

                (f) other than as described in the PRB Filings or as set forth in the PRB Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of PRB or Golden;

                (g) any agreement to acquire equipment or any commitment to make capital expenditures of $25,000 or more;

                (h) other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which PRB or Golden has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

                (i) any agreement for the borrowing by PRB or Golden of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of PRB or Golden);

                (j) any restrictive covenant contained in any material deed to or lease of real property owned or leased by PRB or Golden (as lessee) that materially restricts the use, transferability or value of such property;

                (k) any guarantee or indemnification which involves the sum of $25,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

                (l) any supply, maintenance or landscape contracts not terminable by PRB or Golden without penalty on 30 days' or less notice and which provides for payments in excess of $25,000 per annum;

                (m) other than as disclosed with reference to subparagraph (k) of this Section 4.16, any material agreement which would be terminable other than by PRB or Golden as a result of the consummation of the transactions contemplated by this Agreement;

                (n) any contract of participation with any other bank in any loan in excess of $25,000 or any sales of assets of PRB or Golden with recourse of any kind to PRB or Golden except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

                (o) any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

                (p) any contract relating to the provision of data processing services to PRB or Golden;

                (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $25,000 or more to or by PRB or Golden other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business; or

                (r) any agreement that, alone or in conjunction with any other agreements, would result in a deduction disallowance under Section 280G of the Code or imposition of an excise tax under Section 4999 of the Code.

          True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been furnished to GBB.

          4.17  Certain Material Changes.  Except as specifically required,
                ------------------------
permitted or effected by this Agreement, since December 31, 1997, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

                (a) Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business or manner of conducting business, of PRB or Golden or any other event or development that has had or may reasonably be expected to have a Material Adverse Effect;

                (b) Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a Material Adverse Effect or that may involve a loss of more than $25,000 in excess of applicable insurance coverage;

                (c) Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a Material Adverse Effect;

                (d) Any disposition by PRB or Golden of an asset the lack of which has had or may reasonably be expected to have a Material Adverse Effect; or

                (e) Any direct or indirect redemption, purchase or other acquisition by PRB or Golden of any equity securities or any declaration, setting aside or payment of any dividend (except, in the case of the declaration, setting aside or payment of a cash dividend, as disclosed in the Financial Statements of PRB) or other distribution on or in respect of PRB Stock whether consisting of money, other personal property, real property or other things of value.

          4.18  Licenses and Permits.  Each of PRB and Golden has all material
                --------------------
licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect. The respective properties, assets, operations and businesses of PRB and Golden are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The respective properties and operations of PRB and Golden are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

          4.19  Undisclosed Liabilities.  Neither PRB nor Golden has any
                -----------------------
liabilities or obligations, either accrued or contingent, that are material to PRB on a consolidated basis and that have not been: (a) reflected, reserved for or disclosed in the Financial Statements of PRB; (b) incurred subsequent to December 31, 1997 in the ordinary course of business; or (c) disclosed in a list furnished by PRB to GBB (the "PRB Undisclosed Liabilities List") or on any other PRB List. PRB does not know of any facts that would form the basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a Material Adverse Effect and is not fairly reflected in the Financial Statements of PRB or otherwise disclosed in this Agreement.

           4.20 Employee Benefit Plans.
                ----------------------

                (a) PRB has previously made available to GBB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provision of ERISA and covers any employee, whether active or retired, of PRB, together with all amendments thereto, all related summary plan descriptions (to the extent one is required by law), the determination letter from the IRS, and the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." PRB does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA that would subject PRB to a material amount of liability with respect to any such plan. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made, except for any amendment which would be given retroactive effect if made prior to the expiration of the applicable remedial amendment period and without causing a Material Adverse Effect. Except as disclosed in a list furnished by PRB to GBB (the "PRB Employee Plan List"), all Employee Plans were in effect for substantially all of 1997, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 1998.

                (b) PRB has previously made available to GBB copies or descriptions of each plan or arrangement maintained or otherwise contributed to by PRB which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, benefit, retirement, incentive, group health or insurance, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of PRB (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the PRB Employee Plan List hereto, all Benefit Arrangements which are in effect were in effect for substantially all of 1997. There has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 1998. Except as set forth in the PRB Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of PRB since December 31, 1997, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1997. There is no contract, agreement or benefit arrangement covering any employee of PRB which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in Section 280(G) of the Code.

                (c) With respect to all Employee Plans and Benefit Arrangements, PRB is in material compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the

Code, applicable to such plans or arrangements. All material government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. PRB has performed all of its obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the knowledge of PRB, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement which could result in a material amount of liability to such Employee Plan. To the knowledge of PRB, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and
Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by PRB which is covered by Title I of ERISA, which could subject any person (other than a person for whom PRB is not directly or indirectly responsible) to a material amount of liability under Title I of ERISA or to the imposition of a material amount of tax under Section 4975 of the Code which could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of PRB; nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or
Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived; nor has PRB failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement, which liability would constitute a material liability. No "reportable event" as defined in Title IV of ERISA has occurred with respect to any of the Employee Plans (except for any reportable event for which notice has been waived by the PBGC). To the knowledge of PRB, PRB has not incurred nor expects to incur, directly or indirectly, a material amount of liability under Title IV or ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of GBB or of any of its affiliates (including PRB) at or after the Effective Time of the Merger.

                (d) Except for Scheduled Contracts set forth in the PRB Contract List or as set forth in the PRB Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by PRB within a period of 30 days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

                (e) All group health plans of PRB have been operated in compliance with the group health plan continuation coverage requirements of
Section 4980B of the Code in all material respects and any failure to comply with such requirements would not constitute a material liability of PRB.

          4.21  Corporate Records.  The minute books of each of PRB and Golden
                -----------------
accurately reflect all material actions taken to this date by the respective shareholders, board of directors and committees of each of PRB and Golden and contain true and complete copies of their respective articles of incorporation, bylaws and other charter documents, and all amendments thereto.

          4.22 Accounting Records.  Each of PRB and Golden maintains accounting
               ------------------
records which fairly and validly reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP. Such records, to the extent they contain important information pertaining to PRB or Golden which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

          4.23 Offices and ATMs.  PRB has furnished to GBB a list (the "PRB
               ----------------
Offices List") setting forth the headquarters of each of PRB and Golden (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by PRB or Golden (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the PRB Offices List, neither PRB nor Golden maintains any other office or ATM or is doing business at any other location, and neither PRB nor Golden has applied for or received permission to open any additional branch or operate at any other location.

          4.24 Operating Losses.  PRB has furnished to GBB a list (the "PRB
               ----------------
Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at PRB during the period after December 31, 1997 to the date of the Agreement. To the knowledge of PRB, no action has been taken or omitted to be taken by any employee of PRB that has resulted in the incurrence by PRB of an Operating Loss or that, to the knowledge of PRB, might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $10,000 on an individual basis, or $50,000 in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

          4.25 Loan Portfolio.  PRB has furnished to GBB a list (the "PRB Loan
               --------------
List") that sets forth as of December 31, 1997 a description of (a) by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by PRB; (b) by type and classification, all loans, leases, other extensions and commitments to extend credit of PRB that have been classified by its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and
(c) all consumer loans due to PRB as to which any payment of principal, interest or any other amount is 90 days or more past due.

          4.26 Investment Securities.  PRB has furnished to GBB a list (the "PRB
               ---------------------
Investment Securities List") setting forth a description of each Investment Security held by PRB or Golden on December 31, 1997. The PRB Investment Securities List sets forth, with respect to each such Investment Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. Neither PRB nor Golden has any Investment Security classified as trading.

          4.27 Power of Attorney.  Neither PRB nor Golden has granted any Person
               -----------------
a power of attorney or similar authorization that is presently in effect or outstanding.

          4.28 Facts Affecting Regulatory Approvals.  To the best knowledge of
               ------------------------------------
PRB, there is no fact, event or condition applicable to PRB or Golden which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

          4.29 Accounting and Tax Matters.  To the best knowledge of PRB,
               --------------------------
neither PRB nor Golden has through the date hereof taken or agreed to take any action that would prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

          4.30 Indemnification.  Other than pursuant to the provisions of their
               ---------------
respective articles of incorporation or bylaws, neither PRB nor Golden is a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of PRB or Golden (a "Covered Party"), and to the best knowledge of PRB, there are no claims for which any Covered Party would be entitled to indemnification by PRB or Golden if such provisions were deemed in effect, except as set forth in a list furnished by PRB to GBB (the "PRB Indemnification List").

          4.31 Community Reinvestment Act.  PRB has received rating of
               --------------------------
"satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. PRB has not been advised of any supervisory concerns regarding PRB's compliance with the Community Reinvestment Act.

          4.32 Derivative Transactions.  Neither PRB nor Golden is a party to a
               -----------------------
transaction in or involving forwards, futures, options on futures, swaps or other derivative instruments, other than repurchase agreements, reverse repurchase agreements or similar instruments or transactions entered into in the ordinary course of the banking business.

          4.33 Trust Administration.  PRB does not presently exercise trust
               --------------------
powers, including, but not limited to, trust administration, and neither it nor any predecessor has exercised such trust powers for a period of at least 3 years prior to the date hereof. The term "trusts" as used in this Section 4.33 includes (i) any and all common law or other trusts between an individual, corporation or other entities and PRB or a predecessor, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where PRB or a predecessor is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where PRB or a predecessor is serving or has served as a co-grantor or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which PRB or a predecessor is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

          4.34 Disclosure Documents and Applications.  None of the information
               -------------------------------------
supplied or to be supplied by or on behalf of PRB ("PRB Supplied Information") for inclusion in any documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective and in light of the circumstances under which the information was supplied, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.35 Accuracy and Currentness of Information Furnished.  The
               -------------------------------------------------
representations and warranties made by PRB hereby or in the PRB Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.


                                   ARTICLE V

          ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER
          ------------------------------------------------------------

          The Shareholder represents and warrants to GBB as follows:

          5.1  Investment Representations and Covenants of the Shareholder.
               -----------------------------------------------------------

               (a) The Shareholder understands that the GBB Stock being issued in the Merger has not been registered under the Securities Act and is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the Shareholder contained herein.

               (b) The Shareholder knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the GBB Stock.

               (c) The Shareholder is acquiring the GBB Stock to be issued pursuant to the Merger for its own account for investment and not as a nominee and not with a view to the distribution thereof.

               (d) The Shareholder acknowledges that GBB shall make a notation in its stock books regarding the restrictions on transfer set forth in Section
5.2 and shall transfer such shares on the books of GBB only to the extent not inconsistent therewith or with the Registration Rights Agreement.

               (e) The Shareholder acknowledges that it is aware of Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquires in a nonpublic offering, subject to the satisfaction of certain conditions.

          5.2  Legend.  The Shareholder understands and acknowledges that the
               ------
certificate evidencing its shares of GBB Stock acquired pursuant to the Merger will be imprinted with a legend stating in substance the following:

          THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.

          The Shareholder and GBB acknowledge and agree that this legend and the notation in GBB's stock books referred to in Section 5.1(d) will be removed upon due registration of the shares of GBB Stock acquired in the Merger pursuant to the Registration Rights Agreement, the expiration of the applicable holding period or otherwise in accordance with the Securities Act and the regulations of the SEC thereunder.

          5.3  Authorization.  The Shareholder has the full power and authority
               -------------
to execute, deliver and perform this Agreement. Assuming the accuracy of the representations in Sections 4.6 and 6.5 hereof, this Agreement when executed and delivered by the Shareholder will constitute a valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other laws of general applicable affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief and other equitable remedies, and limitations of public policy.

          5.4  Reliance.  The Shareholder has been furnished with such written
               --------
and oral information regarding GBB, and the Shareholder has had the opportunity to ask questions of, and receive answers from, GBB or any Person acting on GBB's behalf, concerning the business, operations, assets (including intangible assets), financial condition, results of operations and prospects of GBB and the Banks, as the Shareholder has deemed necessary or appropriate for purposes of the Shareholder's investment decision. Notwithstanding the provisions of the preceding sentence or the other provisions of this Article V, however, no examination or review of the business and operations of GBB and the Banks by the Shareholder shall constitute a waiver or relinquishment on its part of the right to rely upon the representations and warranties made by GBB herein.

                                  ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF GBB
                     -------------------------------------

          GBB represents and warrants to PRB and the Shareholder as follows:

          6.1  Incorporation, Standing and Power.  GBB has been duly organized,
               ---------------------------------
is validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. GBB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. GBB is duly qualified and in good standing as a foreign corporations, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a Material Adverse Effect. True and correct copies of the articles of incorporation and bylaws of GBB have been furnished to PRB. Such articles of incorporation and bylaws are in full force and effect as of the date hereof.

          6.2  Capitalization.  As of the date of this Agreement, the authorized
               --------------
capital stock of GBB consists of 12,000,000 shares of common stock, no par value, of which 4,078,526 shares are outstanding and 4,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of GBB Stock are duly authorized, validly issued, fully paid and nonassessable. The GBB Stock to be issued in the Merger has been duly authorized, will be validly issued, fully paid and nonassessable and will be free and clear of any preemptive rights.

          6.3  Financial Statements.  GBB has previously furnished to PRB a copy
               --------------------
of the Financial Statements of GBB. The Financial Statements of GBB: (a) present fairly the consolidated financial condition of GBB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; and (b) have been prepared in accordance with GAAP consistently applied (except as otherwise indicated therein).

          6.4  Reports and Filings.  Since December 31, 1994, GBB has filed all
               -------------------
reports, returns, registrations and statements (such reports and filings referred to as "GBB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the FRB, (c) the FDIC, (d) the OCC, (e) the DFI and (f) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a Material Adverse Effect. No adverse administrative actions have been taken or orders issued in connection with such GBB Filings. As of their respective dates, each of such GBB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such GBB Filings that was intended to present the financial position, results of operations or cash flows of GBB on a consolidated basis fairly presented the financial position, results of operations or cash flows of GBB on a consolidated basis and was prepared in accordance with GAAP or banking regulations consistently applied, except as stated therein, during the periods involved. GBB has furnished to PRB true and correct copies of all GBB Filings filed by GBB since December 31, 1994.

          6.5  Authority.  The execution and delivery by GBB of this Agreement
               ---------
and of the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and shareholder action on the part of GBB, and this Agreement and the Agreement of Merger will be upon due execution and delivery by the respective parties hereto, a valid and binding obligation of GBB enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by GBB to PRB (the "GBB Conflicts and Consents List"), neither the execution and delivery by GBB of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by GBB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its articles of incorporation, as amended, or bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which GBB or any subsidiary of GBB is a party, or by which GBB, or any subsidiary of GBB or any of its respective properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of GBB or any subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GBB or any subsidiary of GBB or any of their respective properties or assets. Except as set forth in the "GBB Conflicts and Consents List," no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of GBB, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by GBB of this Agreement or the Agreement of Merger, or the consummation by GBB of the Merger or the transactions contemplated hereby or thereby, except (i) such approvals as may be required by the SEC, the FRB, the FDIC, the OCC and the DFI; and (ii) filing of the Agreement of Merger with the Secretary of State of the State of California.

          6.6  Subsidiaries.  As of the date of this Agreement, and except for
               ------------
its investments in the Banks (all of which are wholly owned subsidiaries) and GBB Capital I, GBB does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other corporation, partnership, joint venture or other entity.

          6.7  Brokers and Finders.  GBB is not a party to or obligated under
               -------------------
any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

          6.8  Certain Material Changes.  Except as specifically required,
               ------------------------
permitted or effected by this Agreement or as disclosed in any GBB Filings, since December 31, 1997, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

               (a) Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner or conducting business, of GBB or its subsidiaries or any other event or development that has had or may reasonably be expected to have a Material Adverse Effect;

               (b) Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a Material Adverse Effect;

               (c) Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a Material Adverse Effect; or

               (d) Any disposition by GBB of an asset the lack of which has had or may reasonably be expected to have a Material Adverse Effect.

          6.9  Licenses and Permits.  GBB and each subsidiary of GBB have all
               --------------------
material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect. The respective properties, assets, operations and businesses of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

          6.10 Corporate Records.  The minute books of GBB and its subsidiaries
               -----------------
accurately reflect all material actions taken to this date by the respective shareholders, boards of directors and committees of GBB and its subsidiaries and contain true and complete copies of their respective articles of incorporation, bylaws and other charter documents, and all amendments thereto.

          6.11 Accounting Records.  GBB and its subsidiaries maintain accounting
               ------------------
records which fairly and validly reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP. Such records, to the extent they contain important information pertaining to GBB and its subsidiaries which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

          6.12 Facts Affecting Regulatory Approvals.  To the best knowledge of
               ------------------------------------
GBB, there is no fact, event or condition applicable to GBB or any of its subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and transactions contemplated by this Agreement.

          6.13 Accounting and Tax Matters.  To the best knowledge of GBB, GBB
               --------------------------
has not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

          6.14 Litigation.  Except as set forth in the GBB Filings or in a list
               ----------
furnished by GBB to PRB (the "GBB Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to GBB's knowledge threatened, against GBB or against any of its directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of GBB which, if adversely determined, would have a Material Adverse Effect. Also, except as disclosed in the GBB Filings or in the GBB Litigation List, there are no material judgments, decrees, stipulations or orders against GBB or enjoining its directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

          6.15 Operating Losses.  GBB has furnished to PRB a list (the "GBB
               ----------------
Operating Losses List") setting forth any Operating Loss which has occurred at GBB or the Banks during the period after December 31, 1997 to the date of the Agreement. To the knowledge of GBB, no action has been taken or omitted to be taken by any employee of GBB or the Banks that has resulted in the incurrence by GBB of an Operating Loss or that, to the knowledge of GBB, might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $10,000 on an individual basis, or $50,000 in the aggregate.

          6.16 Undisclosed Liabilities.  GBB does not have any liabilities or
               -----------------------
obligations, either accrued or contingent, that are material to GBB on a consolidated basis and that have not been: (a) reflected, reserved for or disclosed in the Financial Statements of GBB; (b) incurred subsequent to December 31, 1997 in the ordinary course of business; or (c) disclosed in a list furnished by GBB to PRB (the "GBB Undisclosed Liabilities List") or on any other GBB List. GBB does not know of any facts that would form the basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a

Material Adverse Effect and is not fairly reflected in the Financial Statements of GBB or otherwise disclosed in this Agreement.

          6.17 Disclosure Documents and Applications.  None of the information
               -------------------------------------
supplied or to be supplied by or on behalf of GBB or any of its subsidiaries ("GBB Supplied Information") for inclusion in any documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective and in light of the circumstances under which the information was supplied, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.18 Accuracy and Currentness of Information Furnished.  The
               -------------------------------------------------
representations and warranties made by GBB hereby or in the GBB Lists or schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.


                                  ARTICLE VII

                      COVENANTS OF PRB AND THE SHAREHOLDER
                      ------------------------------------
                      PENDING EFFECTIVE TIME OF THE MERGER
                      ------------------------------------

          PRB and the Shareholder covenant and agree with GBB as follows:

          7.1  Limitation on PRB's Conduct Prior to Effective Time of the
               ----------------------------------------------------------
Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, PRB agrees to conduct its business (and to cause Golden to conduct its business), and the Shareholder agrees to cause PRB and Golden to conduct their respective businesses, in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and PRB and Golden shall not, and the Shareholder shall cause PRB and Golden not to, without the prior written consent of GBB:

               (a) issue, sell or grant any PRB Stock, Golden Stock, any other securities (including long term debt) of PRB or Golden, or any rights, options or securities to acquire any PRB Stock, Golden Stock or any other securities (including long term debt) of PRB or Golden;

               (b) declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of PRB or Golden;

               (c) purchase, redeem or otherwise acquire any capital stock or other securities of PRB or Golden or any rights, options or securities to acquire any capital stock or other securities of PRB or Golden;

          (d) except as may be required to effect the transactions contemplated herein, amend its articles of incorporation or bylaws;

          (e) grant any general or uniform increase in the rate of pay of employees or employee benefits;

          (f) grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits;

          (g) make any capital expenditure or commitments with respect thereto in excess of $25,000 in the aggregate, except for ordinary repairs, renewals and replacements;

          (h) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

          (i) grant, renew or commit to grant or renew any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $100,000 on an unsecured basis, or $500,000 if secured by a lien on real estate or cash;

          (j) change its tax or accounting policies and procedures or any method or period of accounting unless required by GAAP or a Governmental Entity;

          (k) grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of ten percent (10%) or more of the outstanding PRB Stock, or any Affiliate of such Person, if such credit would exceed $25,000;

          (l) close any offices at which business is conducted or open any new offices;

          (m) adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

          (n) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and PRB shall promptly notify GBB (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving PRB or Golden: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of PRB or Golden representing ten percent (10%) or more of the assets of PRB or Golden; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing ten percent (10%) or more of the voting power of PRB or Golden; a tender offer or exchange offer for at least ten percent (10%) of the outstanding shares; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. The Shareholder acknowledges that this Section 7.1(n) shall apply equally to the Shareholder as it does to PRB and Golden, and the Shareholder covenants that it will comply with the provisions hereof;

               (o) change any of its basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of its business or operations, except such changes as may be required in the opinion of management to respond to economic or market conditions or as may be required by any Governmental Entity;

               (p)  grant any Person a power of attorney or similar authority;

               (q) make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds or obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

               (r) amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.16;

               (s) sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

               (t) take any action which would or is reasonably likely to (i) adversely affect the ability of GBB or PRB to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect PRB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's or PRB's obligations hereunder, as set forth in Articles X or XI herein not being satisfied;

               (u)  make any special or extraordinary payments to any Person;

               (v) reclassify any Investment Security from hold-to-maturity or available for sale to trading;

               (w) sell any security other than in the ordinary course of business, or engage in gains trading;

               (x) take title to any real property without conducting prior thereto an environmental investigation, which investigation shall disclose the absence of any suspected environmental contamination;

               (y) agree or make any commitment to take any actions prohibited by this Section 7.1;

               (z) take or cause to be taken any action which would prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

               (aa) notwithstanding any recoveries received with respect to loans previously charged off, reduce the allowance for loan and lease losses, except as a result of chargeoffs;

               (bb) settle any claim, action or proceeding involving any liability for monetary damages or enter into any settlement agreement containing material obligations; provided, however, that GBB shall not unreasonably withhold its consent to any settlement which is proposed by PRB;

               (cc) make, acquire a participation in, or reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on January 1, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months; or

               (dd) incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms.

          7.2  Affirmative Conduct of PRB Prior to Effective Time of the Merger.
               ----------------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, PRB shall (and shall cause Golden to), and the Shareholder shall cause each of PRB and Golden, as applicable, to:

               (a) use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with PRB;

               (b) use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of PRB;

               (c) use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its business operations;

               (d) perform its material contractual obligations and not become in material default on any such obligations;

               (e) duly observe and conform in all material respects to all lawful requirements applicable to its business;

               (f) maintain its assets and properties in good condition and repair, normal wear and tear excepted;

               (g) promptly notify GBB regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of PRB, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of PRB;

               (h) make available to GBB monthly unaudited balance sheets and income statements of PRB within twenty-five (25) days after the close of each calendar month;

               (i) not later than the 20th day of each calendar month, amend or supplement the PRB Lists prepared and delivered pursuant to Article IV to ensure that the information set forth in the PRB Lists accurately reflects the then-current status of PRB. PRB shall further amend or supplement the PRB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the PRB Lists;

               (j) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of PRB or that is contemplated in this Agreement as required in connection with the Merger;

               (k) maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement and take such actions as are necessary to comply with the requirements of subsection (ii) to Section 12.10 hereof;

               (l) furnish to GBB, as soon as practicable, and in any event within 15 days after it is prepared, a copy of any report submitted to the PRB or Golden Board of Directors or any committee thereof, provided, however, that PRB need not furnish to GBB communications of PRB's legal counsel regarding PRB's rights and obligation under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or filed with any Governmental Entity on a confidential basis (other than confidentially filed portions of any notice or application filed in connection with the transactions contemplated by this Agreement, which shall be furnished to GBB) or covered by the attorney-client privilege, or which are attorneys' work product;

               (m) use its commercially reasonable efforts to protect and preserve all rights to the use of the name "Pacific Rim Bancorporation" and to take any actions reasonably requested by GBB to ensure that such rights will inure to the benefit of GBB upon the Effective Time of the Merger. and

               (n) furnish to Manatt, Phelps & Phillips, LLP promptly upon its written request such written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Manatt, Phelps & Phillips, LLP to render the tax opinion referred to in Section 10.5 hereof.

          7.3  Access to Information.
               ---------------------

               (a) PRB will afford, and the Shareholder shall cause PRB to afford, upon reasonable notice, to GBB and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable GBB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of PRB and Golden and the condition thereof and to update such examination at such intervals as GBB shall reasonably deem appropriate. Such examination shall be conducted in cooperation with the officers of PRB and Golden and in such a manner as to minimize any disruption of, or interference with, the normal business operations of PRB. Upon the request of GBB, PRB will request (and the Shareholder shall cause PRB to request) Peat Marwick to provide reasonable access to representatives of C&L working on behalf of GBB to auditors' work papers with respect to the business and properties of PRB, including tax accrual work papers prepared for PRB during the preceding sixty (60) months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that PRB is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of GBB of the right to rely upon the representations and warranties made by PRB herein; provided, that GBB shall disclose to PRB any fact or circumstance it may discover which GBB believes renders any representation or warranty made by PRB hereunder incorrect in any respect. GBB covenants and agrees that it, its subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning PRB so obtained from any of them so obtained (except to the extent that such documents or information are a matter of public record or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to PRB.

               (b) Subject to subsection (a) above, a representative of GBB, selected by GBB in its sole discretion, shall be authorized and permitted to review each loan, lease or other credit funded or renewed by PRB or Golden after the date hereof, and all information associated with such loan, lease or other credit within three Business Days of such funding or renewal, such review to take place, if possible, on PRB's premises.

               (c) A representative of GBB, selected by GBB in its sole discretion, shall be permitted by PRB to attend all regular and special Board of Directors' and committee meetings of PRB and Golden from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the purpose of discussing the transactions contemplated by this Agreement or the obligations of PRB under this Agreement or other matters where attendance of said representative could reasonably be expected to jeopardize PRB's or Golden's ability to assert the attorney-client privilege.

          7.4  Review by Accountants.  Promptly upon request of GBB, PRB will
               ---------------------
request (and the Shareholder in its capacity as a shareholder shall cause PRB to request) Peat Marwick to permit representatives of C&L working on behalf of GBB to review and examine the work papers of Peat Marwick relating to PRB and the Financial Statements of PRB and to review and examine the work papers of Peat Marwick relating to any future completed audits or completed reviews of PRB.

          7.5  Filings.  PRB and the Shareholder agree that through the
               -------
Effective Time of the Merger, each of PRB's and Golden's reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with GAAP or applicable banking regulations consistently applied during the periods involved.

          7.6  Notices; Reports.  PRB  and the Shareholder each will promptly
               ----------------
notify GBB of any event of which PRB or the Shareholder obtains knowledge which has had or may have a Material Adverse Effect on the financial condition, operations, business or prospects of PRB or Golden, or in the event that PRB or the Shareholder determines that it is unable to fulfill any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles X or XII herein, and PRB and the Shareholder each will furnish GBB (i) as soon as available, and in any event within ten (10) days after it is prepared, any report by PRB or Golden for submission to the Board of Directors of PRB or Golden or committees thereof,
(ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by PRB to the Shareholder, and all reports to be filed by PRB or Golden with the FRB, the FDIC or the DFI after the date hereof, and (iii) the public portions (subject to Section 7.8) of such other existing reports as GBB may reasonably request relating to PRB or Golden.

          7.7  Certain Loans and Other Extensions of Credit.  PRB will
               --------------------------------------------
promptly inform GBB of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of Golden or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). PRB will furnish GBB, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by Golden to any PRB or Golden director, officer at or above the senior vice president level, or shareholder holding ten percent (10%) or more of the capital stock of PRB, including with respect to each such loan or lease the identity and, to the knowledge of PRB, the relation of the borrower to PRB or Golden, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

          7.8  Applications.  Subject to Section 8.5, PRB and the Shareholder
               ------------
each will promptly prepare any applications necessary to consummate the transactions contemplated hereby, and each further agrees to provide any information requested by GBB for the preparation of any applications by GBB necessary to consummate the transactions contemplated hereby. PRB and the Shareholder each shall afford GBB a reasonable opportunity to review all such applications (including confidential or nonpublic portions thereof) and all amendments and supplements thereto before the filing thereof. PRB will use its commercially reasonable efforts and the Shareholder will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger and the transactions contemplated herein.

          7.9  Reserved.
               --------

          7.10 D&O Coverage.  In the event that GBB is unable to have PRB's
               ------------
directors and officers added to GBB's directors' and officers' liability insurance policy pursuant to Section 8.10(c) hereof and upon GBB's request, PRB shall (and the Shareholder shall cause PRB to) use its commercially reasonable efforts to obtain (i) coverage for a period of at least 36 months following the Effective Time of the Merger for the directors and officers of PRB under a directors' and officers' liability insurance policy which is no less protective in terms of coverage or limitations than now possessed by PRB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement, and (ii) coverage for a period of at least 36 months following the Effective Time of the Merger under a bankers' blanket bond which is no less protective in terms of coverage or limitations than now possessed by PRB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

          7.11  Removal of Conditions.  In the event of the imposition of a
                ---------------------
condition to any regulatory approvals which PRB or the Shareholder deems to materially adversely affect it or to be materially burdensome as provided in
Section 10.3 hereof, PRB shall (and the Shareholder shall cause PRB to) promptly notify GBB of the imposition of such condition, and PRB and the Shareholder shall use their commercially reasonable efforts for purposes of obtaining the removal of such condition.

                                 ARTICLE VIII

                                COVENANTS OF GBB
                                ----------------
                      PENDING EFFECTIVE TIME OF THE MERGER
                      ------------------------------------

          GBB covenants and agrees with PRB and the Shareholder as follows:

          8.1  Limitation on GBB's Conduct Prior to Effective Time of the
               ----------------------------------------------------------
Merger.  Between the date hereof and the Effective Time of the Merger, except as
------
contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, each of GBB and its subsidiaries shall not, without the prior written consent of PRB:

               (a) take any action which would or is reasonably likely to (i) adversely affect the ability of GBB to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect GBB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles X or XII herein not being satisfied;

               (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

               (c) amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the GBB Stock; or

               (d) agree or make any commitment to take any actions prohibited by this Section 8.1.

          8.2  Affirmative Conduct of GBB Prior to Effective Time of the Merger.
               ----------------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, GBB shall:

               (a) use its commercially reasonable efforts consistent with this Agreement, and cause each of its subsidiaries to use its commercially reasonable efforts consistent with this Agreement, to maintain and preserve intact their respective present business organizations and to maintain and preserve the relationships and goodwill with account holders, borrowers, employees and others having business relationships with GBB or any subsidiary of GBB;

               (b) duly observe and conform in all material respects to all lawful requirements applicable to the business of GBB or any subsidiary of GBB;

               (c) make available to PRB monthly unaudited consolidated balance sheets and consolidated income statements of GBB within twenty-five (25) days after the close of each calendar month;

               (d) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of GBB on a consolidated basis or that is contemplated in this Agreement as required in connection with the Merger; and

               (e) not later than the 20th day of each calendar month, amend or supplement the GBB Lists prepared and delivered pursuant to Article VI to ensure that the information set forth in the GBB Lists accurately reflects the then-current status of GBB and its subsidiaries. GBB shall further amend or supplement the GBB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the GBB Lists.

               (f) furnish to Manatt, Phelps & Phillips, LLP promptly upon its written request such written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Manatt, Phelps & Phillips, LLP to render the tax opinion referred to in Section 10.5 hereof.

          8.3  Access to Information.  Upon reasonable request by PRB, GBB shall
               ---------------------
(i) make its Chief Executive Officer, Chief Operating Officer/Chief Financial Officer and Controller available to discuss with PRB and its representatives GBB's operations and (ii) shall provide PRB with written information which is
(a) similar to the written information that PRB reviewed in connection with this Agreement, and (b) related to GBB's business condition, operations and prospects. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of PRB of the right to rely upon the representations and warranties made by GBB herein; provided, that PRB shall disclose to GBB any fact or circumstance it may discover which PRB believes renders any representation or warranty made by GBB hereunder incorrect in any material respect. PRB covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning GBB so obtained (except to the extent that such documents or information are a matter of public record or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to GBB.

          8.4  Filings.  GBB agrees that through the Effective Time of the
               -------
Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with GAAP or applicable banking regulations consistently applied during the periods involved.

          8.5  Applications.  GBB will promptly prepare and file or cause to be
               ------------
prepared and filed such regulatory applications and notices as deemed necessary to consummate the transactions contemplated hereby. GBB shall afford PRB a reasonable opportunity to review all such applications and notices (including confidential or nonpublic portions thereof) and all amendments and supplements
thereto before the filing thereof.   GBB will use its commercially reasonable
efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

          8.6  Blue Sky.  GBB shall take any action required to be taken under
               --------
any applicable state securities laws in connection with the issuance of the GBB Stock in the Merger, and PRB and the Shareholder agree to furnish all information deemed necessary or appropriate in connection with any such action.

          8.7  Notices; Reports.  GBB will promptly notify PRB of any event of
               ----------------
which GBB obtains knowledge which has had or may have a Material Adverse Effect on GBB or in the event that GBB determines that it is unable to fulfill any of the conditions to the performance of PRB's obligations hereunder, as set forth in Articles X or XI herein, and GBB will furnish PRB (i) as soon as available, and in any event within ten (10) days after it is prepared, any report by GBB for submission to the Board of Directors of GBB or committees thereof, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by GBB to its shareholders or other security holders, and (iii) all reports filed by GBB with the SEC, the FRB, the FDIC, the OCC or the DFI.

          8.8  Removal of Conditions.  In the event of the imposition of a
               ---------------------
condition to any regulatory approvals which GBB deems to materially adversely affect it or to be materially burdensome as provided in Section 10.3 hereof, GBB shall promptly notify PRB of the imposition of such condition and shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

          8.9  Reservation, Issuance and Registration of GBB Stock.  GBB shall
               ---------------------------------------------------
reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of GBB Stock to be issued to the Shareholder in the Merger pursuant to Article II hereof.

          8.10 Indemnification of PRB and Golden Directors and Officers.
               --------------------------------------------------------

               (a) From and after the Effective Time of the Merger, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any Covered Party (including any person who becomes a Covered Party prior to the Effective Time of the Merger), is, or is threatened to be, made a party based in whole or in part on, or arising out of, or pertaining to (i) the fact that he or she was a director, officer or employee of PRB or Golden or (ii) this Agreement, the Agreement of Merger or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time of the Merger, with respect to matters occurring prior to the Effective Time of the Merger, provided that the Covered Party acted in good faith and in a manner he/she believed to be in the best interests of PRB or Golden (or other standard of conduct applicable under the circumstances), GBB shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each such Covered Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Covered Party to the fullest extent permitted by applicable law, subject to GBB's receipt of a written undertaking from each such Covered Party to reimburse GBB in full for all such amounts in the event that the Covered Party is ultimately adjudicated as liable in a proceeding on the merits), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, the Covered Parties as a group may retain counsel reasonably satisfactory to them; provided, however, that (x) GBB shall have the right to assume the defense thereof and upon such assumption GBB shall not be liable to any Covered Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Covered Party in connection with the defense thereof, except that if GBB elects not to assume such defense or if counsel for the Covered parties reasonably advises the Covered Parties that there are issues which conflicts of interest between GBB and the Covered Parties, the Covered Parties may retain counsel (subject to the following sentence) reasonably satisfactory to them, and GBB shall pay the reasonable fees and expenses of such counsel for the Covered Parties, (y) GBB shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (z) GBB shall have no obligation hereunder to any Covered Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that indemnification of the Covered Party in the manner contemplated hereby is prohibited by applicable law or regulation or is otherwise not authorized. For purposes of this section, the Covered Parties as a group may retain only one law firm reasonably acceptable to the group unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Covered Parties. Notwithstanding anything to the contrary herein, GBB's agreement set forth above shall be limited to cover claims only to the extent that those claims are not covered under PRB's directors' and officers' or any other insurance policies. GBB's obligations under this section shall continue in full force and effect for a period of three (3) years from the Effective Time of the Merger; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until final disposition of such claim.

               (b) GBB agrees that all rights to indemnification and all limitations on liability existing in favor of the Covered Parties as provided in the articles of incorporation and bylaws of PRB and Golden as in effect on the date hereof, or pursuant to any agreement set forth on the PRB Indemnification List, with respect to matters occurring prior to the Effective Time of the Merger shall continue in full force and effect, and shall be honored by GBB or its successors in interest as if they were the indemnifying party thereunder, for a period of three (3) years from the Effective Time of the Merger; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until final disposition of such claim. The provisions of this Section 8.10 are intended to be for the benefit of, and shall be enforceable by, each Covered Party and their respective heirs and representatives. In the event any Covered Party brings any action or suit to enforce any rights under this Section 8.10, the prevailing party shall be entitled to reasonable legal fees and costs pursuant to Section 15.14 (as if he or she were a party to this Agreement).

               (c) GBB shall use its commercially reasonable efforts to have PRB's directors and officers added to GBB's directors' and officers' liability insurance policy, or to have such persons covered by PRB's existing directors' and officers' liability policy, or so-called "tail coverage" obtained in connection with PRB's existing policy, providing for coverage for a period of three (3) years following the Effective Time of the Merger; provided, however, that GBB shall not be obligated to make annual premium payments for such insurance to the extent that such premiums exceed 125% of the premiums paid as of the date hereof by PRB for such insurance.

          8.11 Takeover Proposals.
               ------------------

               (a) GBB (or any agent thereof) shall not make any offer to any third party regarding a Takeover Proposal with any other entity in which GBB will be the survivor (or accept any offer where it will be the survivor) unless such offer (or acceptance) is expressly conditioned upon the performance by GBB or any successor in interest of GBB's obligations under this Agreement. GBB acknowledges that the restrictions and agreements contained in the preceding sentence are reasonable and necessary to protect the legitimate interests of PRB and the Shareholder, and that any violation of the preceding sentence will cause substantial and irreparable injury to them that would not be quantifiable and for which no adequate remedy would exist at law, and agrees and consents to, in addition to all other remedies that may be available to them, the entry of an injunction by any court of competent jurisdiction against consummation of any transaction involving GBB and another party which does not comply with this
Section 8.11(a) until such transaction does so comply.

               (b) GBB (or any agent thereof) shall not accept any offer from a third party regarding a Takeover Proposal with any other entity in which GBB will not be the survivor (or make any offer where it will not be the survivor) unless such acceptance (or offer) is expressly conditioned upon the performance by GBB or any successor in interest of GBB's obligations under this Agreement. In the event that GBB violates the preceding sentence, PRB and the Shareholder shall be entitled to terminate this Agreement without any liability to GBB pursuant to Section 14.1(b), provided, however, that the obligations and liabilities of GBB set forth in Section 15.1(a) shall continue in full force and effect.

          8.12 Financial Statements.  GBB will promptly deliver when available
               --------------------
to PRB prior to the Effective Time of the Merger true and correct copies of all audited or unaudited financial statements prepared after the date hereof.

          8.13 NASDAQ Listing.  GBB shall use its commercially reasonable
               --------------
efforts to cause the shares of GBB Stock to be issued in the Merger to be approved for listing on the NASDAQ Stock Market, subject to official notice of issuance, as promptly as reasonably practicable following the Effective Time of the Merger.

                                   ARTICLE IX

                              ADDITIONAL COVENANTS
                              --------------------

          The parties hereto hereby mutually covenant and agree with each other as follows:

          9.1  Best Efforts.  Subject to the terms and conditions of this
               ------------
Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

          9.2  Public Announcements.  No press release or other public
               --------------------
disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by GBB or PRB unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

          9.3  Appointment of Directors.   GBB agrees to take all necessary
               ------------------------
action including, if necessary, increasing the authorized number of its directors, to appoint Leo K.W. Lum to the Board of Directors of GBB effective as of the Effective Time of the Merger.

          PRB agrees to take all necessary action including, if necessary, increasing the authorized number of its directors, to appoint Duncan L. Matteson, or such other GBB designee reasonably acceptable to PRB and Golden, to the Board of Directors of Golden effective as of the Effective Time of the Merger.

                                   ARTICLE X

                      CONDITIONS PRECEDENT TO THE MERGER
                      ----------------------------------

          The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

          10.1   Shareholder Approval.  The Agreement and the transactions
                 --------------------
contemplated hereby shall have received all requisite approvals of the Shareholder.

          10.2   No Judgments or Orders.  No judgment, decree, injunction, order
                 ----------------------
or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

          10.3   Regulatory Approvals.  To the extent required by applicable law
                 --------------------
or regulation, all approvals or consents of any Governmental Entity shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting periods under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied. In addition, all regulatory approvals and consents of any Governmental Entity shall have been obtained without the imposition of any conditions that are or would become applicable to GBB, PRB, the Shareholder or the Surviving Corporation that in good faith and in the reasonable opinion of the Board of Directors of GBB or PRB, as applicable, would so materially and adversely affects the anticipated economic and business benefits to GBB, PRB or the Shareholder of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable.

          10.4   Pooling-of-Interests.   Prior to the Effective Time of the
                 --------------------
Merger, C&L shall have delivered a letter to GBB to the effect that the Merger shall qualify for the pooling-of-interests method of accounting in accordance with GAAP and all applicable rules, regulations and policies of the SEC. Additionally, prior to the Effective Time of the Merger, Peat Marwick shall have delivered a letter to GBB to the effect that, as of the Effective Time of the Merger, no conditions exist with respect to either PRB or Golden that would preclude accounting for the Merger as a pooling-of-interests.

          10.5   Tax Opinion.  GBB, PBC and the Shareholder shall have received
                 -----------
from Manatt, Phelps & Phillips, LLP an opinion reasonably satisfactory to GBB, PBC and the Shareholder that the Merger shall not result in a recognition of gain or loss for federal or California income tax purposes to GBB or PBC, nor shall the issuance of GBB Stock in the Merger result in recognition of gain or loss by the Shareholder, and such opinions shall not have been withdrawn or modified in any material respect.

          10.6   Escrow Agreement. The Escrow Agreement shall have been executed
                 ----------------
and delivered by and among GBB, the Shareholder and the Escrow Agent.


                                  ARTICLE XI

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PRB
                ----------------------------------------------
                              AND THE SHAREHOLDER
                              -------------------

     All of the obligations of PRB and the Shareholder to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by PRB and the Shareholder:

          11.1   Legal Opinion.  PRB and the Shareholder shall have received the
                 -------------
opinion of Manatt, Phelps & Phillips, LLP, attorneys for GBB, dated as of the Closing Date, in substantially the form of Exhibit G hereto.
                                           ---------

          11.2   Representations and Warranties; Performance of Covenants.  All
                 --------------------------------------------------------
the covenants, terms and conditions of this Agreement to be complied with and performed by GBB on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of GBB contained in Article VI hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the GBB Lists in accordance with Section 8.2(e).

          11.3   Authorization of Merger. All actions necessary to authorize the
                 -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by GBB and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of GBB, as required by applicable law, and GBB shall have full power and right to merge pursuant to the Agreement of Merger.

          11.4   Absence of Certain Changes.  Between the date of this Agreement
                 --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on GBB, whether or not such event, change or effect is reflected in the GBB Lists as amended or supplemented after the date of this Agreement, other than events, changes or developments resulting from changes in general economic conditions or conditions specifically and adversely affecting the banking industry.

          11.5   Officers' Certificate. There shall have been delivered to PRB
                 ---------------------
on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of GBB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3 and 11.4.

          11.6   Appointment of Directors.  All necessary action shall have been
                 ------------------------
taken to have Leo K.W. Lum elected or appointed to serve, as of, the Effective Time of the Merger, as a director of GBB, with such titles and committee assignments as set forth in the Employment Agreement.

          11.7   Registration Rights Agreement. The Registration Rights
                 -----------------------------
Agreement shall have been entered into between the Shareholder and GBB.



                                  ARTICLE XII

                            CONDITIONS PRECEDENT TO
                            -----------------------
                              OBLIGATIONS OF GBB
                              ------------------

          All of the obligations of GBB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by GBB:

          12.1   Legal Opinion.  GBB shall have received the opinion of
                 -------------
Pillsbury, Madison & Sutro, LLP, attorneys for PRB and the Shareholder, dated as of the Closing Date, in substantially the form of Exhibit H hereto.
                                                  ---------

          12.2   Representations and Warranties; Performance of Covenants.  All
                 --------------------------------------------------------
the covenants, terms and conditions of this Agreement to be complied with and performed by PRB and the Shareholder at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of PRB and the Shareholder contained in Articles IV and V hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the PRB Lists in accordance with
Section 7.2(i).

          12.3   Authorization of Merger. All actions necessary to authorize the
                 -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by PRB and the Shareholder and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and Shareholder of PRB, and PRB shall have full power and right to merge pursuant to the Agreement of Merger.

          12.4   Third Party Consents.  PRB and the Shareholder each shall have
                 --------------------
obtained all consents of other parties to its respective material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

          12.5   Absence of Certain Changes.  Between the date of this Agreement
                 --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on PRB, whether or not such event, change or effect is reflected in the PRB Lists as amended or supplemented after the date of this Agreement, other than events, changes or developments resulting from changes in general economic conditions or conditions specifically and adversely affecting the banking industry.

          12.6   Officers' Certificate. There shall have been delivered to GBB
                 ---------------------
on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of PRB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 12.2, 12.3, 12.4, and 12.5.

          12.7   Shareholder's Certificate.  There shall have been delivered to
                 -------------------------
GBB on the Closing Date a certificate executed by the Shareholder certifying, to the best knowledge of the Shareholder, compliance with all of the provisions of Sections 12.2, 12.3, 12.4, and 12.5.

          12.8   Shareholder's Agreement. The Shareholder's Agreement shall have
                 -----------------------
been executed and delivered to GBB.

          12.9   Non-Compete Agreements.  The Lum Non-Compete Agreement and the
                 ----------------------
Woolwine Non-Compete Agreement shall have been executed and delivered to GBB.

          12.10  PRB Book Value, Deferred Tax Valuation Allowance and Golden
                 -----------------------------------------------------------
Loan Loss Reserve. At least five Business Days prior to the Effective Time of
-----------------
the Merger, PRB shall provide GBB with PRB's financial statements as of the close of business on the last day of the month ending within 45 days prior to the Effective Time of the Merger. Such financial statements shall have been prepared in all material respects in accordance with GAAP and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. At the close of business on the last day of the month ending within 45 days of the Effective Time of the Merger (i) the PRB Book Value, as determined in accordance with such financial statements, plus PRB's deferred tax valuation allowance, as determined by Peat Marwick and confirmed by C&L, shall be not less than $9.2 million; and (ii) Golden's loan loss reserve shall be in an amount equal to or exceeding 1.70% of Golden's gross loans. Any funds necessary to satisfy the loan loss reserve requirement shall be contributed by PRB to Golden from PRB's available cash resources.

                                  ARTICLE XII

                               EMPLOYEE BENEFITS
                               -----------------

          13.1   Merger of 401(k) Plans.  GBB intends to merge the Golden 401(k)
                 ----------------------
Plan with and into the GBB 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. In no event shall the Golden 401(k) Plan be merged with and into the GBB 401(k) Plan, however, unless GBB determines, in its sole discretion, that: (i) the Golden 401(k) Plan is a qualified plan under Section 401(a) of the Code, both as to the form of the Golden 401(k) Plan and as to its operation; and (ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the Golden 401(k) Plan. This analysis shall be made prior to the Effective Time of the Merger and, if the above determinations are made, the Golden 401(k) Plan shall be merged with and into the GBB 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. If it is determined that the Golden 401(k) Plan is not a qualified plan as described above, PRB agrees to use its best efforts to have the Golden 401(k) Plan qualified prior to the Effective Time of the Merger. If the Golden 401(k) Plan is merged into the GBB 401(k) Plan, former participants in the Golden 401(k) Plan who are employed by PRB or Golden as of the Effective Time of the Merger shall be credited by GBB with their term of service and vesting percentages under the Golden 401(k) Plan. If the Golden 401(k) Plan is not merged into the GBB 401(k) Plan, the parties hereby agree that the Golden 401(k) Plan will be terminated immediately prior to the Effective Time of the Merger, upon satisfaction or waiver of applicable conditions to Closing.

          13.2   Other PRB and Golden Employee Benefit Plans.  As soon as
                 -------------------------------------------
practicable after the Effective Time of the Merger, all other PRB and Golden employee benefit plans will be discontinued or merged into GBB plans, in the sole discretion of GBB, and employees of PRB or Golden, as applicable, shall become eligible for the tax qualified and nonqualified employee benefit plans of GBB on the same terms as such plans and benefits are generally offered from time to time to employees of GBB or its subsidiaries. For purposes of determining such employment eligibility and vesting under the tax-qualified employee benefit plans of GBB, GBB shall recognize such employees' years of service with PRB or Golden, as applicable, beginning on the date such employees commenced employment with PRB or Golden through the Effective Time of the Merger.


                                  ARTICLE XIV

                                  TERMINATION
                                  -----------

          14.1   Termination. This Agreement may be terminated at any time prior
                 -----------
to the Effective Time of the Merger upon the occurrence of any of the following:

                 (a)  By mutual agreement of the parties, in writing;

                 (b) By PRB immediately upon expiration of twenty (20) days from delivery of written notice by PRB to GBB of GBB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by PRB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by PRB or cured by GBB, as the case may be, prior to expiration of such twenty (20) day period);

                 (c) By GBB immediately upon expiration of twenty (20) days from delivery of written notice by GBB to PRB of PRB's or the Shareholder's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by GBB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by GBB or cured by PRB, as the case may be, prior to expiration of such twenty (20) day period);

                 (d) By PRB or GBB upon the expiration of thirty (30) days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said thirty (30) day period after such denial or refusal, all parties hereto agree to submit the application to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

                 (e) By PRB or GBB if any conditions set forth in Article X shall not have been met by July 31, 1998;

                 (f) By PRB if any of the conditions set forth in Article XI shall not have been met, or by GBB if any of the conditions set forth in Article XII shall not have been met, by July 31, 1998, or such earlier time as it becomes apparent that such condition shall not be met;

                 (g) By GBB if PRB shall have failed to act or refrain from doing any act pursuant to Section 7.1(n); or

                 (h) By PRB if the Average Closing Price is less than $48.00 and GBB has not, within two (2) Business Days from the date of calculation of the Average Closing Price, provided written notice to PRB of GBB's election to exercise the Top-Up Option.

          14.2   Termination Date.  This Agreement shall be terminated if the
                 ----------------
Closing Date shall not have occurred by July 31, 1998, unless extended in writing by the parties.

          14.3   Effect of Termination.  In the event of termination of this
                 ---------------------
Agreement by either PRB or GBB as provided in Section 14.1 or pursuant to
Section 14.2, neither GBB, PRB nor the Shareholder shall have any further obligation or liability to the other party except (i) with respect to the last sentences of each of Section 7.3(a), Section 8.3, Sections 8.11(a) and 8.11(b),
(ii) with respect to Section 15.1 and Section 15.2, and (iii) to the extent such termination results from a party's material breach of the warranties and representations made by it, or material failure in performance of any of its covenants, agreements or obligations hereunder.

          14.4   Force Majeure.  GBB, PBC and the Shareholder agree that,
                 -------------
notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated solely as a result of a failure of a condition, which failure is due to a natural disaster or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

          14.5   Special GBB Rights of Termination. PRB shall deliver to GBB all
                 ---------------------------------
remaining PRB Lists or portions thereof not heretofore delivered to GBB as promptly as practicable after the date hereof and in no event more than ten (10) days after the date hereof. In recognition of the fact that PRB, as of the date hereof, may not have, as of the date hereof, delivered to GBB all of the PRB Lists or all portions thereof, in addition to GBB's other termination rights herein, GBB shall have the following right (the "Special Termination Right"):
at any time after the date of this Agreement through and including the date that is five (5) days after delivery by PRB to GBB of all remaining PRB Lists or portions thereof, in form and detail of presentation reasonably satisfactory to GBB, GBB shall be entitled to terminate this Agreement if GBB shall identify any circumstance which, in the reasonable business judgment of the Board of Directors of GBB, acting in good faith and with due regard for principles of fair dealing, could (x) materially and adversely impact the reasonably expected financial or business benefits to GBB of the transactions contemplated by this Agreement; (y) be inconsistent in any material and adverse respect with any of the representations or warranties of PRB or the Shareholder contained in this Agreement; or (z) deviate materially and adversely from PRB's financial statements for the year or quarter ended December 31, 1997. GBB shall exercise the Special Termination Right by written notice to PRB and the Shareholder.


                                  ARTICLE XV

                                 MISCELLANEOUS
                                 -------------

           15.1  Expenses.
                 --------

                 (a) GBB hereby agrees that if this Agreement is terminated by PRB pursuant to Section 14.1(b), GBB shall promptly and in any event within 10 days after such termination pay PRB all Expenses (as defined in Section 15.1(d) below) of PRB, but not to exceed $200,000. In addition to the payment of its Expenses pursuant to the preceding sentence, in the event PRB and the Shareholder terminate this Agreement because of GBB's violation of Section 8.11(b), GBB or its successor in interest shall wire to PRB within three (3) Business Days of demand, in immediately available funds, the sum of $1,375,000. GBB shall have no further liability or obligation to PRB or the Shareholder upon the payment contemplated by this Section 15.1(a).

                 (b) PRB hereby agrees that if the Agreement is terminated by GBB pursuant to Section 14.1(c), PRB shall promptly and in any event within 10 days after such termination pay GBB all Expenses of GBB, but not to exceed $200,000.

                 (c) Except as otherwise provided herein, all Expenses incurred by GBB or PRB in connection with or related to the authorization, preparation and execution of this Agreement, the other transaction documents and all other matters related to the closing of the transactions contemplated hereby, including, without limiting the generality of the foregoing, all fees and expenses of agents, representatives, counsel, investment bankers and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. PRB and the Shareholder expressly acknowledge and agree that, as of the date hereof, PRB maintains approximately $1.2 million in cash and other resources at the holding company level, and that all Expenses of PRB shall be paid from such resources.

                 (d) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

          15.2   Competing Transaction Fee. As an inducement to GBB to enter
                 -------------------------
into this Agreement, in the event this Agreement is terminated by GBB because of a failure by PRB, Golden or the Shareholder to comply with the obligations specified in Section 7.1(n), or if PRB or Golden otherwise consummates a Competing Transaction prior to termination of this Agreement or during the 12-month period following termination of this Agreement, in addition to the Expenses payable to GBB under Section 15.1(b), PRB shall wire to GBB within three (3) Business Days of demand, or shall cause the third party to such a Competing Transaction to wire to GBB within three (3) Business Days of demand, the sum of $1,375,000, which sum the parties hereto acknowledge as representing:
(i) GBB's direct costs and expenses incurred in negotiating and undertaking to carry out the transactions contemplated hereby, (ii) GBB's indirect costs and expenses incurred in connection with the transactions contemplated hereby, including but not limited to GBB's management time devoted to negotiating and preparing for the transactions contemplated hereby and (iii) GBB's loss as a result of the transactions contemplated by this Agreement not being consummated. PRB and the Shareholder shall have no further liability or obligation to GBB upon the payment contemplated by this Section 15.2.

          15.3   Notices.  Any notice, request, instruction or other document to
                 -------
be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

          To GBB:             Greater Bay Bancorp
                              2860 West Bayshore Road
                              Palo Alto, California  94303
                              Attention: Steven C. Smith
                              Telephone Number:  (650) 813-8200
                              Facsimile Number:  (650) 494-9220

          With a copy to:     Manatt, Phelps & Phillips, LLP
                              11355 West Olympic Boulevard
                              Los Angeles, California  90064
                              Attention:  T. Hale Boggs, Esq.
                              Telephone Number: (310) 312-4269
                              Facsimile Number: (310) 312-4224

          To PRB:             Pacific Rim Bancorporation
                              344 Pine Street
                              San Francisco, California  94104
                              Attention:  James R. Woolwine
                              Telephone Number: (415) 421-9000
                              Facsimile Number: (415) 986-6083

          With copies to:     Pillsbury, Madison & Sutro LLP
                              235 Montgomery Street
                              San Francisco, California  94104
                              Attention:  Jonathan D. Joseph, Esq.
                              Telephone Number: (415) 983-1071
                              Facsimile Number: (415) 983-1200

          To the Shareholder: The Leo K.W. Lum PRB Revocable Trust
                              c/o Leo K.W. Lum, Trustee
                              Golden Gate Bank
                              344 Pine Street
                              San Francisco, California  94104
                              Telephone Number: (415) 421-9000
                              Facsimile Number: (415) 986-6083

          With copies to:     Pillsbury, Madison & Sutro LLP
                              235 Montgomery Street
                              San Francisco, California  94104
                              Attention:  Jonathan D. Joseph, Esq.
                              Telephone Number: (415) 983-1071
                              Facsimile Number: (415) 983-1200

          Any such notice, request, instruction or other document shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, or on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

          15.4   Successors and Assigns.  All terms and conditions of this
                 ----------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

          15.5   Counterparts.  This Agreement and any exhibit hereto may be
                 ------------
executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

          15.6   Effect of Representations and Warranties.  The representations
                 ----------------------------------------
and warranties contained in this Agreement or in any List shall survive for a period of twelve (12) months after the Effective Time of the Merger.

          15.7   Third Parties.  Each party hereto intends that this Agreement
                 -------------
shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to GBB, PRB or the Shareholder as the context may require.

          15.8   Lists; Exhibits; Integration.  Each List, exhibit and letter
                 ----------------------------
delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement and all other agreements executed pursuant to the terms of this Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

          15.9   Knowledge.  Whenever any statement herein or in any list,
                 ---------
certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

          15.10  Governing Law.  This Agreement is made and entered into in the
                 -------------
State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

          15.11  Captions.  The captions contained in this Agreement are for
                 --------
convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

          15.12  Severability.  If any portion of this Agreement shall be deemed
                 ------------
by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

          15.13  Waiver and Modification; Amendment.  No waiver of any term,
                 ----------------------------------
provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of GBB or PRB without action by their respective shareholders (except as to amendments relating to the Shareholder itself). This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

          15.14  Attorneys' Fees.  If any legal action or any arbitration upon
                 ---------------
mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.






           [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                          GREATER BAY BANCORP



                                          By: /s/ Duncan L. Matteson
                                             ___________________________________
                                               Duncan L. Matteson
                                               Co-Chairman



                                          By: /s/ David L. Kalkbrenner
                                             ___________________________________
                                               David L. Kalkbrenner
                                               President and Chief Executive
                                               Officer

ATTEST:

/s/ Steven C. Smith
________________________
Assistant Secretary


                                          PACIFIC RIM BANCORPORATION



                                          By: /s/ Leo K.W. Lum
                                             ___________________________________
                                               Leo K.W. Lum
                                               Chairman and Chief Executive
                                               Officer
ATTEST:

/s/ Sherry A. Price
_____________________
Secretary

                                          THE LEO K.W. PRB REVOCABLE TRUST



                                          By: /s/ Leo K.W. Lum
                                             ___________________________________
                                               Leo K.W. Lum, not in his
                                               individual capacity but solely
                                               as Trustee